Exhibit 10.7


                                ESCROW AGREEMENT


     This ESCROW AGREEMENT (the "Agreement") is made and entered into as of the ___ day of _______, 1999, by and between, Village Bancorp, Inc., (formerly Delta Bancorp, Inc.) a Delaware corporation located in Prospect Heights, Illinois ("Company") and LaSalle National, a national banking association located in Chicago, Illinois (the "Escrow Agent").


                                    RECITALS

     A. WHEREAS, the Company is offering for sale to the general public pursuant to the Securities and Exchange Commission Registration Statement and the related prospectus (the "Offering") a minimum of 454,000 and a maximum of 554,000 shares of Common Stock, $0.01 par value per share, ("Common Stock") at an initial offering price of $13.25 per share. The minimum investment will be 800 shares ($10,600). The minimum investment limitation may, but need not, be waived by the Company in certain circumstances. The Company reserves the right to reject, in its sole discretion, any subscription in its entirety or to allocate to any subscriber a smaller number of shares than the number of shares for which the investor subscribed; and

     B. WHEREAS, individual subscribers shall deposit funds in payment of subscriptions for the purchase of the shares of Common Stock, with the Escrow Agent in accordance with the terms and conditions set forth herein the Subscription Agreement Form ("Subscription Agreement") to be executed by subscribers;

     NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

     1. Funds received, as payment for properly submitted subscriptions will be placed in an Escrow Account ("Escrow Account") with the Escrow Agent. Subscriptions will not be accepted if not in the proper form or if not accompanied by full payment for all shares for which subscription is made. Payment for subscriptions must be in cash or by check, money order, bank draft or wire transfer made payable to the order of "Village Bancorp, Inc. - Escrow Account # 628133506."

     In the event the Escrow Agent receives an incomplete Subscription Agreement or is otherwise unable to determine the acceptability of any such Subscription Agreement, the Escrow Agent shall deliver any such Subscription Agreement to the Company to determine whether to accept or reject such Subscription Agreement.


     2. Escrow Agent will not accept subscriptions, unless received before 5:00 p.m., Central Time on the Closing Date, August 31, 1999. The Company, at its sole discretion, may extend the Closing Date to October 31, 1999 for acceptance of subscriptions. The Company shall be required to give written notice of such extension to the Escrow Agent.

     3. The Escrow Agent hereby agrees that it shall:

          a) deposit on a daily basis any and all funds received in accordance with the terms herein
          b) upon request forward by facsimile transmittal, to the Company, a copy of the Statement of Transactions detailing the activity in the Escrow Account.
          c) hold in the Escrow Account under the supervision of the Corporate Trust Division any subscription funds delivered to it;
          d) invest subscription funds in (i) direct obligations of the United States Government or any agency thereof, (ii) repurchase agreements and money market accounts which are fully secured by direct obligations of the United States Government or any agency thereof, (iii) money market mutual funds which are utilized by the Escrow Agent and which invest primarily in direct obligations of the United States Government, or (iv) the ABN AMRO Government Money Market Fund as directed. In the event no direction is received all funds shall be invested in the ABN AMRO Government Money Market Fund;
          e) distribute any subscriptions funds as provided in Paragraph 4 of this Agreement.


     4. No funds will be released by the Escrow Agent until subscriptions have been accepted for the minimum number of shares offered, 454,000 shares, by the Closing Date, August 31, 1999, unless extended in the sole discretion of the Company as specified in Paragraph 2 of this Agreement, or if the offering is terminated by the Company.

     Funds for all acceptable subscriptions, including any interest earned on such deposits, will then be released per written instruction received from the Company. Funds for all subscriptions not accepted or rejected by the Company in whole or in part, will be returned to the subscribers, with interest, within ten
(10) business days of said rejection.

     In the event that the minimum number of shares are not subscribed to, by the Closing Date or as extended thereof at the Company's discretion, all funds collected to date by the Escrow Agent will be returned to the subscriber with interest and no shares will be issued. Funds will be mailed to subscribers within ten (10) business days of the date the offering is terminated without the issuance of shares.



     5. The Company may terminate this Offering prior to the issuance of any shares for any reason. The Company will give written notice of any such termination to the Escrow Agent.

     6. Upon occurrence of either event contemplated in Paragraph 4 hereof, and the Escrow Agent's compliance with the terms hereof, the Escrow Agent shall be relieved of all liabilities in connection with the subscription funds distributed pursuant to such paragraph from and after the time of such distribution.


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


     Upon occurrence of the events contemplated in Paragraph 4 hereof, the Escrow Agent shall deliver all Subscription Agreements and related documents in its possession to the Company.

     7. Throughout the term of this Agreement, the Escrow Agent will be entitled to reasonable administrative and service fees (the "Agent Fee"). For the services contemplated herein, an Agent Fee not to exceed a maximum of $500.00 acceptance fee and a one time administration fee of $4,000.00, has been mutually agreed upon. The Agent Fee will be paid by the Company from the proceeds of the offering including the interest earned on the deposited funds prior to disbursement of such funds.

     8. In the event the subscription funds are attached or levied under an order of any court of competent jurisdiction or if the delivery of such funds is stayed or enjoined by an order of any court of competent jurisdiction, or any order or judgment is made or entered by any court of competent jurisdiction affecting the subscription funds deposited under this Agreement, or any part thereof, the Escrow Agent is hereby expressly directed to obey and comply with all orders so entered or issued. So long as the Escrow Agent obeys or complies with any such order it has received, it will not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding such order is subsequently reversed, modified, annulled, set aside or vacated.

     9. If the Escrow Agent becomes involved in litigation resulting from this Escrow Account or this Agreement, other than litigation involving any breach by the Escrow Agent of third Agreement or other standards or requirements imposed by applicable law, the Escrow Agent will have the right to retain counsel and will be entitled to reimbursement by the Company for any and all reasonable costs, attorney's fees, charges, disbursements and expenses in connection with such litigation.

     10. The Escrow Agent reserves the right to resign at any time by giving written notice of resignation, specifying the effective date thereof. Within 30 days after receiving the aforesaid notice, the Company agrees to appoint a successor Escrow Agent to which the Escrow Agent may distribute the subscription funds then held hereunder, less the Escrow Agent's fees, costs and expenses as set forth above. If a successor Escrow Agent has not accepted such appointment by the end of the 30 day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent and any attorney's fees that are incurred in connection with such a proceeding will be paid by the Company.

     11. The obligations and duties of the Escrow Agent are confined to those specifically enumerated in the escrow instructions. The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to Escrow Agent or referred to in the escrow instructions nor shall the Escrow Agent be obliged to inquire as to the identity, authority, or rights of the person or persons executing or delivering the same.

     The Escrow Agent shall not be personally liable for any act, which it may do or omit to do hereunder in good faith in the exercise of its own best judgement. Any act done or omitted by the


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


Escrow Agent pursuant to the advice of its attorney shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent.

     If the Escrow Agent should receive or become aware of any conflicting demands or claims with respect to this escrow, or the rights of any of the parties hereto, the Escrow Agent shall have the right in its sole discretion, without liability for interest or damages, to discontinue any or all future acts on its part until such conflict is resolved to its satisfaction and/or to commence or defend any action or proceedings for the determination of such conflict.

     The parties to this escrow agreement, jointly and severally, to indemnify and hold the Escrow Agent harmless from and against all costs, damages, judgements, attorney's fees (whether such attorneys shall be regularly retained or specially employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent may incur, sustain or be required to pay in connection with or arising out of this escrow, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgements, attorney fees, expenses, obligations and liabilities. To secure said indemnification and to satisfy its compensation hereunder, the Escrow Agent is hereby given a first lien upon and the rights to reimburse itself therefor out of all of the rights, titles, and interests of each said parties in all money, property and instruments deposited hereunder.

     12. Any document required to be signed by the Company pursuant to the terms and provisions of this Agreement may be signed by either its President or Secretary. The Escrow Agent may act in reliance upon any writing, instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such writing, or instrument and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

     13. The Escrow Agent represents and warrants that it is duly authorized to perform its obligations as the Escrow Agent pursuant to this Agreement and has agreed to act as Escrow Agent in the performance of the duties set forth above in connection with the Escrow Account.

     14. All notices and communications hereunder will be in writing and will be deemed to be duly given on the date the same is deposited in the United States mail Registered or Certified mail, return receipt requested, postage prepaid or delivered by courier or facsimile addressed as follows:

          a)   In case of the Company

               Village Bancorp, Inc.
               Attn: E. Chartier
               1845 E. Rand Road
               P.O. Box 936
               Prospect Heights, Ill. 60070

               Phone # (847) 870-5324
               Fax # (847) 870-5312


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


          b)   In case of the Escrow Agent

               LaSalle National Bank
               Corporate Trust Division
               Room 1825
               Attn: Ms. Pamela S. Ristau
               135 South LaSalle Street
               Chicago, Illinois 60603

               Phone # (312) 904-2554
               Fax #(312) 904-2236

     Any party may change the designated address by giving written notice to the other party.

     15. The rights created by this Agreement will inure to the benefit of and the obligations created hereby will be binding on, respective successors and assigns of each of the parties hereto.

     16. This Agreement and Escrow Account created hereby will be construed and enforced according to the laws of the State of Illinois without regard to conflicts of law principals.

     17. The Company hereby authorizes Escrow Agent to disburse funds from the Escrow Account in accordance with the provisions of this Section. Any disbursement hereunder directed by the Company shall (if otherwise permitted under the terms of this Agreement) be made by Escrow Agent by issuing a check or checks or by Fedwire transfer (provided a Wire Transfer Agreement has been executed), as designated by an original in writing, signed and delivered by the Company to the Escrow Agent. Such writing shall indicate, the escrow account number and (i) in the case of check(s), the name of each payee and amount payable to such payee and (ii) in the case of a Fedwire transfer, the name and account number of the recipient, the name and ABA routing number of the recipient's bank and the amount to be transferred to such recipient. In the case of Fedwire transfer instructions, the Escrow Agent is expressly authorized to rely on the account number and ABA routing numbers identified therein and may process such instructions in reliance thereon. Escrow Agent is authorized to conclusively rely on such written instructions as the authorized instructions of the Company and on the accuracy of the content of such instructions, which are the sole responsibility of the Company.

     18. This Agreement may be signed in counterpart which, taken collectively, shall constitute one entire Agreement. In addition, this Agreement may be signed by facsimile signature.


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


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


Village Bancorp, Inc.                        LaSalle National Bank


By                                           By
  --------------------------------------       ---------------------------------
  Elizabeth A. Chartier                        Pamela S. Ristau
  Sr. Vice President & Secretary               Trust Officer


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